EXHIBIT 99.1

PRESS RELEASE

For further information contact:

 FOR IMMEDIATE RELEASE

Curtis C. Simard

President and CEO

(207) 288-3314

Bar Harbor Bankshares Announces Three-for-Two Stock Split as a Large Stock Dividend and has Declared its Second Quarter Cash Dividend

Bar Harbor, Maine (April 22, 2014) – Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) the parent company of Bar Harbor Bank & Trust, today announced that its Board of Directors declared a three-for-two split of its common stock payable in the form of a large stock dividend. The three-for-two stock split as a large stock dividend is payable May 19, 2014, to its common stockholders of record at the close of business on May 5, 2014. The additional shares will be distributed by the Company’s transfer agent, American Stock Transfer & Trust Company, and the per share price of the Company’s common stock will adjust accordingly on the NYSE MKT, LLC. The Company currently has approximately 3,944,290 shares of common stock outstanding. After the stock split as a large stock dividend, the number of shares of common stock outstanding will increase to approximately 5,916,435.

In addition, the Company's Board of Directors declared a quarterly cash dividend of 22.3 cents per share of Company common stock, representing a post-stock split adjusted increase of 0.7 cents, or 3.3%, compared with the prior quarter and a post-stock split adjusted increase of 1.7 cents or 8.1% compared with the second quarter of 2013. The quarterly cash dividend is payable to all Company stockholders of record as of the close of business May 28, 2014 and will be paid on June 13, 2014.

"We believe that the three-for-two stock split, combined with the twelfth consecutive quarterly increase in the Company's quarterly cash dividend, will make our Company stock even more attractive to a broader range of investors," said Company President and Chief Executive Officer, Curtis Simard.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust.  Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with fifteen branch office locations serving downeast, midcoast, and central Maine.

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Bar Harbor Bankshares (the “Company”) for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended. You can identify these forward-looking statements by the use of words like “strategy,” “anticipates” “expects,” “plans,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” and other words of similar meaning.  You can also identify them by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements include, but are not limited to, those made in connection with attractiveness of common stock to potential investors following the large stock dividend and with respect to the future results of operation, financial condition, and the business of the Company which are subject to change based on the impact of various factors that could cause actual results to differ materially from those projected or suggested due to certain risks and uncertainties.  These risks and uncertainties include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, internal controls, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. For more information about these risks and uncertainties and other factors, please see the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

#  #  #

{EP - 01599682 - v1 }